KIDSTOYSPLUS.COM, INC.
             U.S. SECURITIES AND EXCHANGE COMMISSION
                    Washington, D. C. 20549

                         FORM 8-K

        CURRENT REPORT UNDER SECTION 13 OR 15 (d) OF THE
              SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported)
                       June 20, 2001

              Commission File number: 0-26439

                     KIDSTOYSPLUS.COM, INC.
       (Exact name of registrant as specified in charter)

    Nevada                             98-0203927
(State or other jurisdiction of      (I.R.S. Employer I.D. No.)
 incorporation or organization)

1000-355 Burrard Street, Vancouver, British Columbia      V6C 2G8
(Address of principal executive offices)                 (Zip Code)

Issuer's telephone number, including area code: 877-566-1212



Check whether the Issuer (1 ) filed all reports required to be filed by section 13 or 15 (d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
(1) Yes [X]   No [ ]          (2)  Yes [X]    No [  ]

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

   None; not applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

None; not applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

None; not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

None; not applicable.

ITEM 5.  OTHER EVENT

     On April 11, 2001, the Registrant filed a Preliminary Proxy with the Securities and Exchange Commission in connection with the proposed solicitation of proxy from shareholders to approve the following actions at a special shareholder's meeting that was to be scheduled within 20 days following approval of the April 11, 2001 preliminary proxy by the Securities and Exchange Commission:

     (1) transferring all or substantially all of the Registrant's assets to its President, Albert R. Timcke, in exchange for $100,000.00 in cash or marketable securities;

     (2) electing two Directors of KidsToysPlus to serve for a term of one year or until their successors were duly elected and qualified;

     (3)     changing the Registrant's name  to "Mikim, Inc.";

     (4)     approving a Consulting Agreement between us and FYI
Corporation.

     These matters can be reviewed in more detail by viewing the Registrant's Preliminary Proxy filed on April 11, 2001 with the Securities and Exchange Commission at www.sec.gov.

     The Registrant's Board of Directors has determined that it is in the best interest of the corporation and its shareholders to withdraw its proxy and cancel the special shareholder's meeting. The Registrant and FYI Corporation have mutually agreed to terminate the consulting agreement.

     The Registrant anticipates that it will schedule an annual meeting of shareholders to be held during the third quarter 2001 to elect directors and to ratify the appointment of its auditors.



ITEM 6.  RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

None; not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     Exhibit 10.1   Mutual Release dated June 7, 2001.

ITEM 8.  CHANGE IN FISCAL YEAR

None; not applicable.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

None; not applicable.



                        SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

             KIDSTOYSPLUS.COM, INC.


Date: June 20, 2001     By: /s/ Albert R. Timcke
                            ----------------------
                            Albert R. Timcke, President